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                                                                     Exhibit 1.1

                           SFBC INTERNATIONAL, INC.

          ________ Shares of Common Stock, $0.001 par value per share

                          PLACEMENT AGENCY AGREEMENT


                                         November __, 2001

Raymond James & Associates, Inc.
as Placement Agent
880 Carillon Parkway
St. Petersburg, Florida  33716

Dear Sir or Madam:

          SFBC International, Inc., a Delaware corporation (the "Company"), proposes to offer and sell shares of common stock, par value $0.001 per share (the "Common Stock"), in such aggregate amount as shall result in gross proceeds to (i) the Company of up to $35,000,000 or such greater amount (the "Company Securities") as shall be mutually agreed upon by the Company and the Placement Agent (as hereinafter defined) and (ii) each of Arnold Hantman, Lisa Krinsky, and Gregory B. Holmes (each, a "Selling Stockholder" and together, the "Selling Stockholders") of up to an aggregate of $___________ or such greater amount as shall be agreed by and among the Selling Stockholders and the Placement Agent (the "Selling Stockholder Securities," and collectively with the Company Securities, the "Securities"), to certain investors (collectively, the "Investors").

          Each of the Company and the Selling Stockholders desires to engage you as its placement agent (the "Placement Agent") in connection with such offer and sale. The Securities are more fully described in the Registration Statement (as hereinafter defined).

          Each of the Company and the Selling Stockholders hereby confirms as follows its respective agreements with the Placement Agent.

          1.   Agreement to Act as Placement Agent.  On the basis of the
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respective representations, warranties and agreements of the Company and the
Selling Stockholders herein contained and subject to all the terms and conditions of this agreement (the "Agreement"), the Placement Agent agrees to act as the exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company and the Selling Stockholders of the Securities to the Investors. The Company shall pay to the Placement Agent 6.00% of the proceeds received from the sale of the Securities as set forth on the cover page of the Prospectus (as hereinafter defined).
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          2.   Delivery and Payment.  Concurrently with the execution and
               --------------------
delivery of this Agreement, the Company, the Selling Stockholders, the Placement Agent, and Citibank, N.A., as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account shall be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). Prior to the Closing Date (defined below), (i) each of the Investors shall deposit an amount equal to the price per Share, as shown on the cover page of the Prospectus as hereinafter defined multiplied by the number of Securities purchased by it in the Escrow Account, and (ii) the Escrow Agent shall notify the Company, the Selling Stockholders and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Securities offered hereby (the "Requisite Funds") into the Escrow Account. At 10:00 a.m., New York City time, on December __, 2001, or at such other time on such other date as may be agreed upon by the Company, the Selling Stockholders and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent shall release the Requisite Funds from the Escrow Account for collection by the Company, the Selling Stockholders and the Placement Agent as provided in the Escrow Agreement and the Company and the Selling Stockholders shall deliver the Securities to the Investors, which delivery may be made through the facilities of the Depository Trust Company.
The closing (the "Closing") shall take place at the office of Stroock & Stroock & Lavan LLP at 180 Maiden Lane, New York, New York, 10038-4982. All actions taken at the Closing shall be deemed to have occurred simultaneously.

          Certificates evidencing the Securities shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company and the Selling Stockholders. For the purpose of expediting the checking and packaging of certificates for the Securities, the Company and each of the Selling Stockholders agree to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

          3.   Representations and Warranties of the Company.  The Company
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represents and warrants and covenants to, and agrees with, the Placement Agent that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form S-1 (Registration No. 333-__________) including in such registration statement and each such amendment a facing sheet, the information called for by Part I, audited consolidated financial statements for at least the past three fiscal years and such other periods as may be appropriate, the information called for by Part II, the undertakings to deliver certificates, file reports and file post-effective amendments, the required signatures, consents of experts, exhibits, a related Preliminary Prospectus (as hereinafter defined) and any other information or documents which are required for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" means such registration statement (including any amendments), including incorporated documents, all exhibits and consolidated financial statements and schedules thereto, as amended, when it becomes effective (the "Effective Date"), and shall include information with respect to the Securities, the offering thereof permitted to be omitted

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from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), which information is deemed to be included therein when it becomes effective as provided by Rule 430A; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act and any prospectus filed by the Company with the consent of the Placement Agent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the Securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

          (b) When the Registration Statement becomes effective, and at all times subsequent thereto, to and including the Closing Date as defined in
Section 2, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Placement Agent or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) shall contain all statements which are required to be stated therein in accordance with the Act and the Regulations, shall comply with the Act and the Regulations, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event shall have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and no Preliminary Prospectus, as of the date filed with the Commission, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 3(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as contemplated by Section 9 hereof with respect to the Placement Agent by or on behalf of the Placement Agent expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Securities, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

          (c) Neither the Commission nor the blue sky or securities authority of any jurisdiction have issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

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          (d)  Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (e) The Company is, and at the Closing Date shall be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority, and all necessary material consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. The Company is, and at the Closing Date shall be, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualifications necessary, except in jurisdictions where the failure to qualify shall not have a material adverse affect on the Company. The Company has no subsidiaries except as disclosed in the Prospectus. The Company does not own, and at the Closing Date shall not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than short-term United States treasury bills. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Placement Agent, and no changes therein shall be made subsequent to the date hereof and prior to the Closing Date. All of the shares of issued capital stock set forth on Schedule
                                                                     --------
3(e) as owned by the Company are owned free and clear of any lien, encumbrance,
----
claim, security interest, restriction on transfer, shareholders' agreement, voting trust other defect of title whatsoever.

          (f) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which no more than 4,602,320 shares of Common Stock are issued and outstanding, including 2,000 shares held as treasury shares (of which 300,000 shares of Common Stock are held by the Selling Stockholders), 1,445,834 shares of Common Stock are reserved for issuance upon the exercise of currently outstanding options and 156,501 shares of Common Stock are reserved for issuance. Each outstanding share of Common Stock is validly authorized, or when issued shall be authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and as may be properly described in the Prospectus.

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          (g)  The consolidated financial statements of the Company included in the Registration Statement and the Prospectus fairly present with respect to the Company the consolidated financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), consistently applied throughout the periods involved, are materially correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited consolidated financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations.
Except as set forth therein, no other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus, audited or unaudited. At no time has there been a material adverse change in the consolidated financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

          (h) The Company is not, nor upon completion of the transactions contemplated herein shall it be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (i) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the knowledge of the Company, threatened, or in prospect with respect to the Company or any of its operations, businesses, properties, or assets, except as is properly described in the Prospectus or such as individually or in the aggregate do not now have and shall not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and insofar as can reasonably be foreseen, is likely to have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

          (j) The Company owns no real estate. The Company has good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and insofar as can reasonably be foreseen, is likely to have a material adverse effect upon the operations, business, properties, or assets of the Company. No real property leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company shall be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or

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use of any real or personal property exists or shall exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus or such as in the aggregate do not now have and shall not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.

          (k) Neither the Company nor any other party is now, or at the Closing Date shall be or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, except as such may be limited or otherwise affected by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, fraudulent conveyance, equitable subordination, or other similar legal principles now or hereafter in effect governing or affecting the rights and remedies of debtors and creditors generally, or general principles of equity, regardless of whether considered in a proceeding at law or in equity. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter document) or by-laws.

          (l) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. Except as otherwise disclosed in the Registration Statement, the Intangibles are owned by the Company, free and clear of all liens, security interests, pledges, and encumbrances. The Company possesses all rights under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be so designated in the Prospectus). The Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. There is no infringement by others of Intangibles of the Company. There is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

          (m) Neither the Company nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful

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expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1999, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company has not accepted any material advertising allowances or marketing allowances from suppliers to the Company and, to the extent any advertising allowance has been accepted, the Company has provided proper documentation to the supplier with respect to advertising as to which the advertising allowance has been granted.

          (n) The Company has all requisite power and authority to execute and deliver, and to perform thereunder each of this Agreement and the Escrow Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution and delivery, and performance thereunder by the Company of this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement have been duly authorized and validly executed and delivered by the Company and each is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution and delivery, or performance thereunder by the Company of this Agreement or the Escrow Agreement except filings under the Act which have been or shall be made before the Closing Date, an order of effectiveness of the Commission, and such consents consisting only of consents under blue sky or securities laws or the by-laws and rules of the NASD Regulation, Inc. (the "NASDR") which are required in connection with the transactions contemplated by this Agreement and which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Escrow Agreement; and the execution and delivery, and performance thereunder of this Agreement and the Escrow Agreement shall not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

          (o) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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          (p)  The Securities, when issued and delivered in accordance with this
Agreement, upon payment of the exercise price therefor, shall be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and shall not be issued in violation of any preemptive rights of stockholders. The purchasers of Securities shall receive good title to the Securities purchased. All title to the Securities shall be free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

          (q) The Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The Securities are currently listed on the Nasdaq National Market (the "NNM").

          (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and shall not have been any change in the capitalization of the Company other than non-material changes in the ordinary course of business, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company arising for any reason whatsoever, (ii) the Company has not incurred nor shall it incur any material liabilities or obligations, direct or contingent, nor has the Company entered into nor shall it enter into any material transactions other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein and (iii) the Company has not and shall not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (s) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or shall take, directly or indirectly, prior to the termination of the distribution of securities contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Securities.

          (t) Except as contemplated by this Agreement, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

          (u) The Company has obtained from each officer, director and person who, to its knowledge, beneficially owns 5.00% or more of the shares of the Company's capital stock or derivative securities convertible into shares of the Company's capital stock his or her enforceable written agreement that for a period of 90 days from the Closing Date, he or she shall not, without the Placement Agent's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of capital stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Securities (except that, subject to compliance with applicable securities laws, any such officer, director or stockholder may transfer his or her

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stock in a private transaction, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth in this Agreement and further provided that the transferor, except in the case of the transferor's death or gifts of securities with a fair market value of $100,000 in the aggregate per transferor, shall continue to be deemed the beneficial owner of such shares in accordance with Regulation 13d-(3) of the Exchange Act).

          (v)  Except as otherwise provided in the Registration Statement or on
Schedule 3(v), no person or entity has the right to require registration of shares of Securities or other securities of the Company because of the filing or effectiveness of the Registration Statement.

          (w) No unregistered securities of the Company, of an affiliate of the Company or of a predecessor of the Company have been sold within three years prior to the date hereof, except as described in the Registration Statement.

          (x) The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

          (y) As defined by Section 3(y)(v) below and except as set forth in the Registration Statement:

               (i) The Company has obtained all material permits, licenses and other authorizations which are required under the Food and Drug Laws and Medical Laws for the Company's business and its ownership, use and operation of each location operated or leased by the Company (the "Property"), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Company is in material compliance with all terms and conditions of all such material permits, licenses and authorizations.

               (ii) To the best of its knowledge, the Company and the Property are in material compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

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               (iii)  The Company has not, and to the best knowledge of the
                      Company's executive officers, no other person has, released, placed, stored, buried, dumped or otherwise improperly disposed of any Medical Wastes, Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, at, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Company except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that, to the knowledge of the Company and its executive officers, there has been no release of any such substances into the environment).

               (iv) Except as provided to the Placement Agent, there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company).

(v) Unless otherwise noted, the foregoing definitions are used herein as defined herein:

          (1) Environmental Laws means all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

          (2) Food and Drug Laws means the applicable provisions and of the Federal Food, Drug and Cosmetic Act, as amended, 21 USC (S)301 et seq., and (S)355 et seq., and the rules and regulations promulgated thereunder, as well as all state and local laws, regulations, rules and ordinances relating thereto.

          (3) Hazardous Substances, Oils, Pollutants or Contaminants means all substances defined as such in the National Oil and Hazardous Substances

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               Pollutant Contingency Plan, 40 C.F.R. (S)300.6, or defined as such under any Environmental Law.

          (4) Medical Laws means all federal, state and local laws, regulations, rules and ordinances relating to providing medical treatment, testing, and patient care, including without limitation, any medical licensing required for the Company to conduct its business.

          (5)  Medical Waste means all substances as defined in 42 U.S.C.
               (S)6903(40) including without limitation "any solid waste which is generated in the diagnosis, treatment, or immunization of human beings or animals, in research pertaining thereto, or in the production or testing of biologicals," and all substances defined as "hazardous waste" in (S)6903(5) which means "a solid waste, or combination of solid wastes, which because of its quantity, concentration, or physical, chemical, or infectious characteristics may:

               (A) cause or significantly contribute to an increase in mortality or an increase in serious irreversible, or incapacitating reversible, illness; or

               (B) pose a substantial present or potential hazard to human health or the environment when improperly treated, stored, transported or disposed of, or otherwise managed."

          (6) Release means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

               (z) Any pro forma financial or other information and related notes included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply (or, if the Prospectus has not been filed with the Commission, as to the Prospectus, shall comply) in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and present fairly the pro forma information shown, as of the dates and for the periods covered by such pro forma information. Such pro forma information, including any related notes and schedules, has been prepared on a basis consistent with the historical financial statements and other historical information, as applicable, included in the Registration Statement, the Preliminary Prospectus and the Prospectus, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis to give effect to historical and, if applicable, proposed transactions described in the Registration Statement, each Preliminary Prospectus and the Prospectus. All of the above representations and warranties shall survive the performance or termination of this Agreement.

               (aa) The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

               (bb) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement or the Escrow Agreement to be delivered to the Placement Agent, the Investors or the Escrow Agent was or shall be, when made, inaccurate, untrue or incorrect in any material respect.

           4.  Representations and Warranties of the Selling Stockholders.  Each
               ----------------------------------------------------------
of the Selling Stockholders understands, covenants and agrees with the Placement Agent as follows:

               (a) Such Selling Stockholder has full power and authority (corporate, partnership or other, as applicable) to enter into this Agreement and to sell, assign, transfer and deliver to the Placement Agent the Securities to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

               (b) Such Selling Stockholder is the lawful owner of the Selling Stockholder Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Selling Stockholder Securities, as provided herein, such Selling Stockholder shall convey and the Investors shall acquire good, valid and marketable title to such Selling Stockholder Securities, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

               (c) Such Selling Stockholder has not taken and shall not take, directly or indirectly, any action which was designed to cause or result, or which might be reasonably expected to cause or result, in the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Common Stock.

               (d) Such Selling Stockholder has not, directly or indirectly, since the filing of the Registration Statement (A) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Selling Stockholder Securities by the Selling Stockholders under this Agreement).

               (e) To the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, such Preliminary Prospectus, when filed with the Commission, did conform, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become or became effective or are filed with the Commission, as the case may be, shall conform, in all material respects to the requirements of the Act and the Regulations and did not and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, such Selling Stockholder has reviewed the Prospectus and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate.

               (f) The sale of the Selling Stockholder Securities by such Selling Stockholder pursuant hereto is not prompted by any adverse information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement or the Prospectus.

               (g) The sale of Selling Stockholder Securities pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement and the Escrow Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as has been obtained, such as may be required under state securities or blue sky laws and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, the Exchange Act or the rules and regulations of the NASDR, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's properties are bound, or, in the case of a Selling Stockholder that is a corporation, the charter documents or by-laws of such Selling Stockholder, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder.

               (h) There are no outstanding options, warrants, rights or other agreements or arrangements requiring such Selling Stockholder at any time to transfer any Common Stock to be sold hereunder by it.

               (i) There is not pending or, to the knowledge of such Selling Stockholder, threatened against such Selling Stockholder any action, suit, arbitration, claim, governmental or other proceeding or investigation (domestic or foreign, formal or informal) which (A) questions the validity of this Agreement or of any action taken or to be taken by it pursuant to or in connection with this Agreement or (B) is required to be disclosed in the Registration Statement which is not so disclosed.

               (j) Without taking any action to independently verify the Company's representations and warranties made in this Agreement, and without assuming responsibility for the accuracy, completeness or fairness of such representations and warranties, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Agreement are not true and correct in all material respects.

               (k) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the

Selling Stockholder Securities hereunder shall have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes shall have been fully complied with.

          5.   Agreements of the Company.  The Company understands, covenants
               -------------------------
and agrees with the Placement Agent as follows:

               (a) The Company shall not, either prior to the Effective Date or thereafter during such period as the Prospectus would be required by law to be delivered in connection with sales of the Securities by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith.

               (b) The Company shall use its best efforts to cause the Registration Statement to become effective, and shall notify the Placement Agent promptly, and shall confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in
Section 6(a) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any agent or attorney of the Company of any other communication from the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

               (c) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company shall promptly notify the Placement Agent and, subject to Section 6(a) hereof, shall promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and shall deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

               (d) The Company shall furnish to the Placement Agent and its counsel, without charge, (i) one signed copy of the registration statement described in Section 3(a) hereof and each pre-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

               (e) The Company shall comply with all the undertakings contained in the Registration Statement.

               (f) Prior to the sale of the Securities to the Investors, the Company shall cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (g) The Company shall make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (h) The Company shall not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which shall constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

               (i) The Company shall apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds."

               (j) The Placement Agent may not, without the Placement Agent's prior consent, be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company, including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof.

               (k) Following the Closing, the Placement Agent shall have the right to place usual and customary advertisements in financial and other newspapers and journals, at its own expense, describing its services to the Company.

          6.   Agreements of the Selling Stockholders.  Each of the Selling
               --------------------------------------
Stockholders understands, covenants and agrees with the Placement Agent as follows:

               (a) Such Selling Stockholder consents to the use of the Prospectus and any amendment or supplement thereto by the Placement Agent and all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

               (b) Such Selling Stockholder shall not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which shall constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

               (c) Such Selling Stockholder shall not at any time, directly or indirectly (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Selling Stockholder Securities by the Selling Stockholders under this Agreement).

               (d) During the period of 90 days from the Closing Date, such Selling Stockholder shall not, without the prior written consent of the Placement Agent, on behalf of the Placement Agent, directly or indirectly, issue, offer, sell, pledge, offer to sell, contract to sell or grant any option to purchase, or otherwise sell or dispose (or announce any issuance, offer, sale, pledge, offer of sale, contract of sale or grant of an option to purchase or other sale or disposition) of, any shares of Common Stock or other capital stock of the Company (or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company).

               (e) In order to document the Placement Agent's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to the Company and the Placement Agent prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

               (f) As soon as any Selling Stockholder is advised thereof, such Selling Stockholder shall advise the Company and the Placement Agent (and immediately confirm such advice in writing), (A) of receipt by such Selling Stockholder, or by any representative or agent of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or such Selling Stockholder in connection with the transactions contemplated by this Agreement and (B) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus relating to such Selling Stockholder untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, in order to make the statements therein not misleading.

          7.   Expenses. Whether or not the transactions contemplated by this
               --------
Agreement are consummated or this Agreement is terminated, the Company shall pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of certificates representing the Securities, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Securities, (4) the listing of the Securities on the NMS, (5) any filings required to be made by the Placement Agent with the NASDR, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (6) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 6(f), including the reasonable fees and disbursements of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (7) fees, disbursements and other charges of counsel to the Company and (8) the fees of the Escrow Agent. The Company shall promptly reimburse the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, except as provided above.

          8.   Conditions of the Obligations of the Placement Agent.  The
               ----------------------------------------------------
obligations of the Placement Agent hereunder are subject to the following conditions:

               (a) Notification that the Registration Statement has become effective shall be received by the Placement Agent not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

               (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates of the Company, dated the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities to Investors at the public offering price.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against any Selling Stockholder, the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is reasonably expected by management to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

               (e) Each of the representations and warranties of the Company and each of the Selling Stockholders contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and each of the Selling Stockholders, and all conditions herein contained to be fulfilled or complied with by the Company and each of the Selling Stockholders at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

               (f) The Placement Agent shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of

Michael Harris, P.A. as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent.

               (g) The Placement Agent shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Michael Harris, P.A., as counsel to the Selling Stockholders, in form and substance reasonably satisfactory to the Placement Agent.

               (h) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Company's accountants (the "Accountants") shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Comfort Letter"), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;
(iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Comfort Letter, that nothing has come to their attention during the period from the date of the Comfort Letter referred to in the prior sentence to a date (specified in the Bring-Down Letter) not more than five days prior to the Closing Date which would require any change in the Comfort Letter if it were required to be dated and delivered at the Closing Date.

               (i) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that to each of such person's knowledge:

          (1) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

          (2) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

          (3) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (4) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

          (5) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus.

               (j) The Securities shall be qualified for sale in such states as the Placement Agent may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

               (k) The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

               (l) The Placement Agent shall have received the letters referred to in Section 3 hereof substantially in the form of Attachments A and B.

          9.   Indemnification.
               ---------------

               (a) The Company agrees to indemnify and hold harmless the Placement Agent, together with their respective officers, directors, shareholders, employees and agents, and each person, if any, who controls the Placement Agent and any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (all of the foregoing are referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party"), from and against any and all losses, suits, actions, judgments, penalties, fines, costs, expenses, damages, liabilities or claims of any kind or nature, whether joint or several, (including, without limitation, any investigative, legal or any other expenses as they are reasonably incurred by an Indemnified Party in connection with, and any amount paid in settlement of, the preparation for or defense of any action, claim or proceeding asserted, whether or not resulting in any liability) (all of the foregoing being collectively defined as the "Indemnified Claims") to which such Indemnified Party may become subject or liable or which may be incurred by or assessed against any Indemnified Party under any statute, common law, contract or otherwise, relating to or arising out of any of: (i) any actions or omissions of the Company or anyone acting on the Company's behalf, including its employees, officers, advisors, directors and agents, (ii) the Agreement or the services to be performed pursuant to the Agreement, (iii) any securities, tax, corporate or other filings of the Company, (iv) any transactions referred to in the Agreement or any transactions arising out of the transactions contemplated by the Agreement, (v) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (vi) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (vii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be
                           --------  -------
liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus; and provided further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Securities which are the subject thereof to the extent that any such loss, claim, damage or liability (A) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and (B) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 5(d); provided, further, that the
                                                --------  -------
Company shall not be liable to an Indemnified Party in any such case solely to the extent that any such Indemnified Claim is found, in a final, unappealable judgment by a court of competent jurisdiction, to have resulted solely and exclusively and as a direct and proximate cause from said Indemnified Party's willful misconduct or gross negligence in the performance of their duties on behalf of the Placement Agent. This indemnity provision will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Placement Agent (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. Promptly after receipt by an Indemnified Party of notice of the occurrence of an Indemnified Claim, or any claim or the commencement of any action or proceeding in respect of which indemnity may be sought against the Company, such Indemnified Party will notify the Company in writing of the commencement thereof or of such Indemnified Claim, and the Company shall immediately assume the full defense thereof (including the employment of counsel satisfactory to the Indemnified Party and the payment of the fees and out-of-pocket expenses of such counsel). Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ its own counsel in such circumstance if the Indemnified Party is advised in a written opinion of counsel that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the Company will pay the reasonable fees and disbursements of such separate counsel.

               (b) If for any reason (other than as specifically provided herein) the indemnity for an Indemnified Claim as provided by Section 9(a) of this Agreement is unavailable to an Indemnified Party or insufficient to fully hold any Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by such

Indemnified Party as a result of such Indemnified Claim in such proportion as is appropriate to reflect the relative benefits received by and fault of the Company on the one hand, and the relative benefits received by and fault of the Indemnified Party on the other hand, as well as any relevant equitable considerations. Notwithstanding any provisions herein to the contrary, the aggregate contribution of all of the Indemnified Parties for all Indemnified Claims shall not exceed the amount of fees actually received by the Placement Agent pursuant to the Agreement. It is hereby further agreed that the relative fault of the Company on the one hand and an Indemnified Party on the other hand with respect to the transactions shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or incorrect opinion or conclusion or the omission or alleged omission to state a material fact related to information supplied by the Company on the one hand or by the Indemnified Party on the other hand, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, opinion, conclusion or omission. No Indemnified Party shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Indemnified Party's gross negligence or willful misconduct. The indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall be in addition to any other rights, remedies or indemnification which any Indemnified Party may have or be entitled to at common law or otherwise, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party. In addition, the Company shall offer such indemnification and expense advance and reimbursement as it may be permitted to offer or extend pursuant to its Bylaws, Charter, Articles of Incorporation, or insurance. The Company further agrees that the indemnification and expense advance and reimbursement obligations set forth herein, shall apply whether or not the Placement Agent or any other Indemnified Party is a formal party in any such Indemnified Claim. The Company will not be permitted to settle any Indemnified Claim without the prior consent of the Placement Agent or any Indemnified Party involved therein if any admission of wrong doing, negligence or improper activity of any kind of the Placement Agent or such Indemnified Party is a part of such settlement. The Company shall not, without the prior written consent of an Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

               (c) Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless the Placement Agent, together with their respective officers, directors, shareholders, employees and agents, and each person, if any, who controls the Placement Agent and any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (all of the foregoing are referred to collectively as the "Placement Agent Indemnified Parties" and individually as a "Placement Agent Indemnified Party"), from and against any and all losses, suits, actions, judgments, penalties, fines, costs, expenses, damages, liabilities or claims of any kind or nature, whether joint or several, (including, without limitation, any investigative, legal or any other expenses as they are reasonably incurred by a Placement Agent Indemnified Party in connection with, and any amount paid in settlement of, the preparation for or defense of any action, claim or proceeding asserted, whether or not resulting in any liability) (all of the foregoing being collectively defined as the "Placement Agent Indemnified Claims") to which such Placement Agent Indemnified Party may become subject or liable or which may be incurred by or assessed against any Placement Agent Indemnified Party under any statute, common law, contract or otherwise, relating to or arising out of any of: (i) any failure to comply with the agreements of the Selling Stockholder contained in the Agreement, (ii) the inaccuracy of any representation or warranty made by the Selling Stockholder in the Agreement,
(iii) any transactions referred to in the Agreement or any transactions arising out of the transactions contemplated by the Agreement, or (iv) any untrue statement or alleged untrue statement made by the Selling Stockholder in Section 3 of this Agreement; provided, however, that the Selling Stockholder shall not
                     --------  -------
be liable to a Placement Agent Indemnified Party in any such case solely to the extent that any such Placement Agent Indemnified Claim is found, in a final, unappealable judgment by a court of competent jurisdiction, to have resulted solely and exclusively and as a direct and proximate cause from said Placement Agent Indemnified Party's willful misconduct or gross negligence in the performance of their duties on behalf of the Placement Agent. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have. The Selling Stockholder will not, without the prior written consent of the Placement Agent Indemnified Party (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Placement Agent Indemnified Party or any person who controls such Placement Agent Indemnified Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent Indemnified Party and each such controlling person from all liability arising out of such claim, action, suit or proceeding. Promptly after receipt by a Placement Agent Indemnified Party of notice of the occurrence of a Placement Agent Indemnified Claim, or any claim or the commencement of any action or proceeding in respect of which indemnity may be sought against the Selling Stockholder, such Placement Agent Indemnified Party will notify the Selling Stockholder in writing of the commencement thereof or of such Placement Agent Indemnified Claim, and the Selling Stockholder shall immediately assume the full defense thereof (including the employment of counsel satisfactory to the Placement Agent Indemnified Party and the payment of the fees and out-of-pocket expenses of such counsel). Notwithstanding the preceding sentence, the Placement Agent Indemnified Party will be entitled to employ its own counsel in such circumstance if the Placement Agent Indemnified Party is advised in a written opinion of counsel that a conflict of interest exists which makes representation by counsel chosen by the Selling Stockholder not advisable. In such event, the Selling Stockholder will pay the reasonable fees and disbursements of such separate counsel.

               (d) If for any reason (other than as specifically provided herein) the indemnity for a Placement Agent Indemnified Claim as provided by
Section 9(c) of this Agreement is unavailable to a Placement Agent Indemnified Party or insufficient to fully hold any Placement Agent Indemnified Party harmless, then the Selling Stockholder shall contribute to the amount paid or payable by such Placement Agent Indemnified Party as a result of such Placement Agent Indemnified Claim in such proportion as is appropriate to reflect the relative benefits received by and fault of the Selling Stockholder on the one hand, and the relative benefits received by and fault of the Placement Agent Indemnified Party on the other hand, as well as any relevant equitable considerations. Notwithstanding any provisions herein to the contrary, the aggregate contribution of all of the Placement Agent Indemnified Parties for all Placement Agent Indemnified Claims shall not exceed the amount of fees actually received by the Placement Agent pursuant to the Agreement. It is hereby further agreed that the relative fault of the Selling Stockholder on the one hand and a Placement Agent Indemnified Party on the other hand with respect to the transactions shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or incorrect opinion or conclusion or the omission or alleged omission to state a material fact concerning the Selling Stockholder related to information supplied by the Selling Stockholder on the one hand or by the Placement Agent Indemnified Party on the other hand, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, opinion, conclusion or omission. No Placement Agent Indemnified Party shall have any liability to the Selling Stockholder or any other person in connection with the services rendered pursuant to this Agreement except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Placement Agent Indemnified Party's gross negligence or willful misconduct. The indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall be in addition to any other rights, remedies or indemnification which any Placement Agent Indemnified Party may have or be entitled to at common law or otherwise, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Placement Agent Indemnified Party. The Selling Stockholder further agrees that the indemnification and expense advance and reimbursement obligations set forth herein, shall apply whether or not the Placement Agent or any other Placement Agent Indemnified Party is a formal party in any such Placement Agent Indemnified Claim. The Selling Stockholder will not be permitted to settle any Placement Agent Indemnified Claim without the prior consent of the Placement Agent or any Placement Agent Indemnified Party involved therein if any admission of wrong doing, negligence or improper activity of any kind of the Placement Agent or such Placement Agent Indemnified Party is a part of such settlement. The Selling Stockholder shall not, without the prior written consent of a Placement Agent Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which a Placement Agent Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Placement Agent Indemnified Party, unless such settlement includes an unconditional release of such Placement Agent Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

               (e) The Placement Agent agrees to indemnify and hold harmless each of the Company and the Selling Stockholders, together with their respective officers, directors, shareholders, employees and agents, and each person, if any, who controls the Company and any of its affiliates and the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (all of the foregoing are referred to collectively as "Selling Indemnified Parties" and individually as an "Selling Indemnified Party"), from and against any and all losses, suits, actions, judgments, penalties, fines, costs, expenses, damages, liabilities or claims of any kind or nature, whether joint or several, (including, without limitation, any investigative, legal or any other expenses as they are reasonably incurred by an Selling Indemnified Party in connection with, and any amount paid in settlement of, the preparation for or defense of any action, claim or proceeding asserted, whether or not resulting in any liability) (all of the foregoing being collectively defined as the "Selling Indemnified Claims") to which such Selling Indemnified Party may become subject or liable or which may be incurred by or assessed against any Selling Indemnified Party under any statute, common law, contract or otherwise, relating to or arising out of any of: (i) any failure to comply with the agreements of the Placement Agent contained in the Agreement, (b) the inaccuracy of any representation or warranty made by the Placement Agent in the Agreement, (c) any transactions referred to in the Agreement or any transactions arising out of the transactions contemplated by the Agreement, or (iv) any untrue statement or alleged untrue statement made by the Placement Agent in
Section 3 of this Agreement; provided, however, that the Placement Agent shall
                             --------  -------
not be liable to a Selling Indemnified Party in any such case solely to the extent that any such Selling Indemnified Claim is found, in a final, unappealable judgment by a court of competent jurisdiction, to have resulted solely and exclusively and as a direct and proximate cause from said Selling Indemnified Party's willful misconduct or gross negligence in the performance of their duties on behalf of the Company or the Selling Stockholders. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have. The Placement Agent will not, without the prior written consent of the Selling Indemnified Party (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Selling Indemnified Party or any person who controls such Selling Indemnified Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Selling Indemnified Party and each such controlling person from all liability arising out of such claim, action, suit or proceeding. Promptly after receipt by a Selling Indemnified Party of notice of the occurrence of a Selling Indemnified Claim, or any claim or the commencement of any action or proceeding in respect of which indemnity may be sought against the Placement Agent, such Selling Indemnified Party will notify the Placement Agent in writing of the commencement thereof or of such Selling Indemnified Claim, and the Placement Agent shall immediately assume the full defense thereof (including the employment of counsel satisfactory to the Selling Indemnified Party and the payment of the fees and out-of-pocket expenses of such counsel). Notwithstanding the preceding sentence, the Selling Indemnified Party will be entitled to employ its own counsel in such circumstance if the Selling Indemnified Party is advised in a written opinion of counsel that a conflict of interest exists which makes representation by counsel chosen by the Placement Agent not advisable. In such event, the Placement Agent will pay the reasonable fees and disbursements of such separate counsel. The Company and the Selling Shareholders acknowledge that, for all purposes under this Agreement, the statements set forth under the heading "Plan of Distribution" in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

               (f) If for any reason (other than as specifically provided herein) the foregoing indemnity for a Selling Indemnified Claim as provided by
Section 9(e) of this Agreement is unavailable to a Selling Indemnified Party or insufficient to fully hold any Selling Indemnified Party harmless, then the Placement Agent shall contribute to the amount paid or payable by such Selling Indemnified Party as a result of such Selling Indemnified Claim in such proportion as is appropriate to reflect the relative benefits received by and fault of the Placement Agent on the one hand, and the relative benefits received by and fault of the Selling Indemnified Party on the other hand, as well as any relevant equitable considerations. Notwithstanding any provisions herein to the contrary, the aggregate contribution of all of the Selling Indemnified Parties for all Selling Indemnified Claims shall not exceed the amount of fees actually received by the Company or the Selling Stockholders pursuant to the Agreement. It is hereby further agreed that the relative fault of the Placement Agent on the one hand and a Selling Indemnified Party on the other hand with respect to the transactions shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or incorrect opinion or conclusion or the omission or alleged omission to state a material fact concerning the Placement Agent related to information supplied by the Placement Agent on the one hand or by the Selling Indemnified Party on the other hand, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, opinion, conclusion or omission. No Selling Indemnified Party shall have any liability to the Placement Agent or any other person in connection with the services rendered pursuant to this Agreement except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Selling Indemnified Party's gross negligence or willful misconduct. The indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall be in addition to any other rights, remedies or indemnification which any Selling Indemnified Party may have or be entitled to at common law or otherwise, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Selling Indemnified Party. The Placement Agent further agrees that the indemnification and expense advance and reimbursement obligations set forth herein, shall apply whether or not the Placement Agent or any other Selling Indemnified Party is a formal party in any such Selling Indemnified Claim. The Placement Agent will not be permitted to settle any Selling Indemnified Claim without the prior consent of each of the Company and the Selling Stockholder or any Selling Indemnified Party involved therein if any admission of wrong doing, negligence or improper activity of any kind of each of the Company or the Selling Stockholder or such Selling Indemnified Party is a part of such settlement. The Placement Agent shall not, without the prior written consent of a Selling Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which a Selling Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Selling Indemnified Party, unless such settlement includes an unconditional release of such Selling Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

               (g) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

          10.  Termination.
               -----------

               (a) The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company and the Selling Stockholders from the Placement Agent, without liability on the part of the Placement Agent to the Company or the Selling Stockholders if, prior to delivery and payment for the Securities, in the sole judgment of the Placement Agent: (i) trading in the Securities shall have been suspended by the Commission or by the NNM, (ii) trading in securities generally on the NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus.

               (b) The obligations of the parties under this Agreement shall be automatically terminated if notice is given to the Escrow Agent prior to the close of business on the date scheduled for receipt of the Requisite Funds (as defined in the Escrow Agreement), that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

               (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10(b), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse you for all out-of-pocket expenses incurred in connection herewith.

               (d) Any termination pursuant to Section 10(a) above shall not affect the compensation, reimbursement, Right of First Refusal or indemnification provisions set forth herein, all of which will remain in full force and effect.

          11.  Right of First Refusal.
               ----------------------

               (a) For a period of 18 months from the date hereof, the Company grants the Placement Agent the right (provided the financing contemplated in this Agreement is completed) to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"); provided, however, that the Placement Agent has consented to the Company's
--------  -------
engagement of Janney Montgomery Scott LLC pursuant to that certain letter agreement, dated October 24, 2001. For these purposes, investment banking services shall include, without limitation, (i) acting as lead manager for any underwritten public offering; (ii) acting as exclusive placement agent or financial advisor in connection with any private offering the Common Stock; and
(iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its or their capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Placement Agent shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by the Placement Agent to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Placement Agent and its affiliates and shall be subject to general market conditions. If the Placement Agent declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by the Placement Agent.

               (b) If within 18 months after the termination of the Placement Agent's engagement hereunder, shares of Securities are sold by the Company through a placement to investors previously identified and/or contacted by the Placement Agent in its capacity as placement agent hereunder, then the Company shall pay the Placement Agent, at the time of each such sale, an amount equal to 6.00% of the gross proceeds to the Company from each such sale.

               (c) The Company hereby agrees that for a period of 18 months from the date hereof, it shall not, except for the granting of options under the Company's Second Amended and Restated Stock Option Plan, as it may be amended in the future, and the exercise of outstanding options and warrants (i) offer any Securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agent or (ii) engage in any discussions with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Securities to potential investors in the United States of America or overseas. Each Selling Stockholder following expiration of agreements with HD Brous & Co., Inc. agrees that he or she shall not (i) offer any Selling Stockholder Securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agent or (ii) engage in any discussions with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by it of the Selling Stockholder Securities to potential investors in the United States of America or overseas.

               (d) The Company hereby agrees that it shall not issue any equity securities for a period of 90 days from the Closing Date without the prior written consent of the Placement Agent, other than (i) securities issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement and disclosed to the Placement Agent or its counsel prior to the effective date of the Registration Statement; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Agreement.

          12.  Waiver of Jury Trial.  All claims arising out of the
               --------------------
interpretation, application or enforcement of this Agreement, including, without limitation, any breach hereof, shall be settled by final and binding arbitration in New York, New York in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed by the American Arbitration Association. In any such arbitration proceeding, the parties agree to provide all discovery required by the arbitrators. The decision of the arbitrators shall be binding on each of the Company, the Selling Stockholders and the

Placement Agent, and may be entered and enforced in any court of competent jurisdiction by either party. The arbitration shall be pursued and brought to conclusion as rapidly as is possible. EACH OF THE COMPANY, THE PLACEMENT AGENT AND EACH SELLING STOCKHOLDER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF THE PLACEMENT AGENT PURSUANT TO, OR THE PERFORMANCE BY THE PLACEMENT AGENT OF, THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

          13.  Notices.  Notice given pursuant to any of the provisions of this
               -------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, SFBC International, Inc., 11190 Biscayne Boulevard, Miami, Florida, 33181, Attention:
Arnold Hantman, Chief Executive Officer, Telecopy: (305) 895-8616, with a copy to Michael Harris, P.A., 1645 Palm Beach Lakes Boulevard, Suite 550, West Palm Beach, Florida 33401, Attention: Michael D. Harris, Esq., Telecopy: (561) 478-1817; or (b) if to the Placement Agent, at the office of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716,
Attention: Nick Konstantinou, Vice President, Telecopy: (727) 573-8058, with a copy sent to the office of Stroock & Stroock & Lavan LLP at 180 Maiden Lane, New York, New York, 10038-4982, Attention: Anna T. Pinedo, Esq., Telecopy: (212) 806-6006. Any such notice shall be effective only upon receipt. Any notice under Section 10 of this Agreement may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

          14.  Survival.  The respective representations, warranties,
               --------
agreements, covenants, indemnities and other statements of the Company, the Selling Stockholders and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Stockholders, the Placement Agent or any controlling person referred to in
Section 10 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          15.  Successors.  This Agreement shall inure to the benefit of and
               ----------
shall be binding upon the Placement Agent, the Company and the Selling Stockholders and each of their respective successors and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Section 10 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or the Section 20 of the Exchange Act, and (ii) the indemnification and contribution contained in
Section 10 of this Agreement shall also be for the benefit of the directors of the Company and the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

          16.  Applicable Law.  The validity and interpretations of this
               --------------
Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

          17.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

          Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Placement Agent.

                                          Very truly yours,


                                          SFBC INTERNATIONAL, INC.


                                          By ___________________________________
                                             Name:  Arnold Hantman
                                             Title: Chief Executive Officer

                                          SELLING STOCKHOLDERS:


                                          ______________________________________
                                             Arnold Hantman

                                          ______________________________________
                                             Lisa Krinsky, M.D.

                                          ______________________________________
                                             Dr. Gregory B. Holmes


                                             Confirmed as of the date first
                                             above mentioned:

                                          PLACEMENT AGENT:


                                          RAYMOND JAMES & ASSOCIATES,INC.


                                          By ___________________________________

                                          ______________________________________
                                             Name:
                                             Title:

                                   EXHIBIT A
                               ESCROW AGREEMENT

                                   EXHIBIT B

LOCK UP LETTERS (see Attachments A and B following the Exhibits attached hereto)

                                 ATTACHMENT A

                                                   November __, 2001

Raymond James & Associates, Inc.
as Placement Agent
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

          The undersigned is a shareholder of SFBC International, Inc. (the "Company") and wishes to facilitate the offering (the "Offering") of Common Stock of the Company ("Common Stock") pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission on or about __________, 2001.

          In consideration of the foregoing, and in order to induce you to act as placement agent in the Offering, the undersigned hereby irrevocably agrees that it shall not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Raymond James & Associates, Inc., for a period of 90 days from the effective date of the Registration Statement.

          Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by shall or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to Raymond James & Associates, Inc., pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

          The undersigned hereby waives any right of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 90 days from the effective date of the Registration Statement the undersigned has no right to require the Company to register under the Securities Act of 1933, as amended, such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

[PLACEMENT AGENT]
November __. 2001
Page 2

          The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal Placement Agents, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                                     Very truly yours,

                                     Dated: November ___, 2001


                                     ________________________
                                     Signature

                                     ________________________
                                     Name

                                 ATTACHMENT B

Raymond James & Associates, Inc.
as Placement Agent
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

          Reference is made to a Placement Agency Agreement (the "Placement Agency Agreement"), which shall be executed between SFBC International, Inc., a Delaware corporation (the "Company"), and Raymond James & Associates, Inc. (the "Placement Agent").

          In consideration of the Placement Agency Agreement, the undersigned hereby agrees not to, without the prior written consent of the Placement Agent, offer, sell or otherwise dispose of any shares, directly or indirectly, of the Company's Common Stock, par value $.001 per share (the "Common Stock"), owned by the undersigned for a period of 90 days after the date of the Placement Agency Agreement except that, subject to compliance with applicable securities laws, the undersigned may transfer his or her stock in a private transaction, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth in the Placement Agent Agreement and further provided that the transferor's death or gifts of securities with a fair market value of $100,000 in the aggregate per transferor, shall continue to be deemed the beneficial owner of such shares in accordance with Regulation 13d-(3) of the Securities Exchange Act of 1934.

          It is understood that, if the Company notifies you that it does not intend to proceed with the issuance and sale of Common Stock (as defined in the Placement Agency Agreement) pursuant to the Placement Agency Agreement, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned shall be released from his obligations under this letter agreement.

Dated: November __, 2001

                                           Very truly yours,

                                           SFBC INTERNATIONAL, INC.


                                           Name:____________________

                                           Title:___________________

                                 SCHEDULE 3(e)

                          Placement Agency Agreement

                                 by and among

                       Raymond James & Associates, Inc.,

                                      and

             SFBC International, Inc. and the Selling Stockholders

                        Dated as of November ___, 2001

Shares of Issued Capital Stock